                                                                    EXHIBIT 2.10


                         SECURITIES PURCHASE AGREEMENT

                                    between

                             CHARTWELL LEISURE INC.

                                      and

                                BARON ASSET FUND



                                 March 6, 1997

                                 TABLE OF CONTENTS
                                 -----------------

                                                                          Page
                                                                          ----
SECTION 1.      AUTHORIZATION OF SECURITIES..............................    1

SECTION 2.      PURCHASE AND SALE OF SECURITIES..........................    1

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY............    2
                3.1  Corporate Organization..............................    2
                3.2  Business............................................    2
                3.3  Financial Statements................................    4
                3.4  Capitalization......................................    4
                3.5  Corporate Proceedings, etc..........................    5
                3.6  Consents and Approvals..............................    5
                3.7  Absence of Defaults, Conflicts, etc.................    5
                3.8  Compliance with Law.................................    5
                3.9  Pending Actions.....................................    6
                3.10 Private Offering....................................    6
                3.11 Brokerage...........................................    6
                3.12 Material Facts......................................    7

SECTION 4.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...........    7

SECTION 5.      ADDITIONAL COVENANTS OF THE PARTIES......................    8
                5.1  Resale of Securities................................    8
                5.2  Covenants Pending Closing...........................    9
                5.3  Further Assurance...................................    9

SECTION 6.      INVESTOR'S CLOSING CONDITIONS............................    9
                6.1  No Material Adverse Change..........................    9
                6.2  Representations and Warranties......................    9
                6.3  Compliance with Agreement...........................    9
                6.4  Officer's Certificate...............................   10
                6.5  Approval of Proceedings.............................   10
                6.6  Injunction..........................................   10
                6.7  Opinion.............................................   10

SECTION 7.      COMPANY'S POST-CLOSING CONDITIONS........................   10
                7.1  Closing of Related Transactions.....................   10
                7.2  Sale Right..........................................   10
                7.3  Officer's Certificate...............................   11

SECTION 8.      COMPANY'S CLOSING CONDITIONS.............................   11
                8.1  Representations and Warranties......................   11
                8.2  Compliance with Agreement...........................   11
                8.3  Investor Certificate................................   11
                8.4  Injunction..........................................   11

                                                                          Page
                                                                          ----
SECTION 9.      COVENANTS.................................................  12
                9.1  Financial and Business Information...................  12

SECTION 10.     REGISTRATION RIGHTS..........   ..........................  13
                10.1 Required Registration................................  13
                10.2 Registration Procedures..............................  13
                10.3 Further Information..................................  15

SECTION 11.     INDEMNIFICATION...........................................  16
                11.1 Indemnification Generally............................  16
                11.2 Indemnification Relating to Registration Rights....... 16
                11.3 Indemnification Procedures...........................  17

SECTION 12.     INTERPRETATION OF THIS AGREEMENT..........................  18
                12.1 Terms Defined........................................  18
                12.2 Directly or Indirectly...............................  19
                12.3 Governing Law........................................  19
                12.4 Paragraph and Section Headings.......................  19

SECTION 13.     MISCELLANEOUS.............................................  19
                13.1 Notices..............................................  19
                13.2 Expenses.............................................  20
                13.3 Survival.............................................  20
                13.4 Entire Agreement; Amendment and Waiver................ 20
                13.5 Counterparts.........................................  20
                13.6 Successors and Assigns...............................  20

                         SECURITIES PURCHASE AGREEMENT



Dear Sirs:


     Chartwell Leisure Inc., a Delaware corporation (the "Company"), hereby agrees with Baron Asset Fund (the "Investor") as follows:


SECTION 1. AUTHORIZATION OF SECURITIES
           ---------------------------

           (a) The Company has authorized 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of which 10,501,850 shares were issued and outstanding as of the close of business on March 4, 1997 and 10,000,000 shares of Preferred Stock, $1.00 par value the ("Preferred Stock"), of which no shares were issued and outstanding as of March 4, 1997.


SECTION 2. PURCHASE AND SALE OF SECURITIES
           -------------------------------

           (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investor's representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investor, and the Investor shall purchase from the Company, 658,929 shares of Common Stock (the "Shares") at $14.00 per share for an aggregate cash purchase price of $9,225,006 (the "Purchase Price"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name, a duly executed stock certificate evidencing the Shares being purchased by it, against delivery by the Investor to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate on the Closing Date. The Company shall maintain such funds in a segregated interest-bearing account (the "Segregated Account") for the sole benefit of the Investor until such time as the conditions set forth in Section 7 of this Agreement are met or the Investor exercises its rights under Section 7.2, in which case the funds shall immediately, but in no event more than one Business Day after exercise of such right, be returned to the Investor against delivery of such Shares as provided in Section 7.2.

           (b) The closing (the "Closing") of such sale and purchase shall take place at 10:00 A.M., New York City time, on March 6, 1997 or on such other date as the Investor and the Company agree to in writing (the "Closing Date"), at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York,

10022, or at such other location as the Investor and the Company shall mutually select and agree to.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
           ---------------------------------------------

           Except as otherwise disclosed in the written Schedules delivered separately but concurrently herewith, the Company represents and warrants to the Investor that:

           3.1  Corporate Organization
                ----------------------

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own and lease its properties and to carry on its business as now conducted, except where the failure to have such approvals, licenses, permits or authorizations would not have a material adverse effect on the business or financial position of the Company and its subsidiaries, taken as a whole.

           (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the property owned require such qualification, except where the failure to so qualify would not have a material adverse affect on the business or financial position of the Company and its subsidiaries taken as a whole.

           3.2  Business
                --------

           The Company has caused to be delivered to the Investor copies of the following, without exhibits thereto (collectively, including the exhibits thereto the "SEC Reports and Filings"):

               (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-24794) filed with the Commission on April 1, 1996, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on May 24, 1996, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on July 3, 1996;

              (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed with the Commission on May 15, 1996;

             (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed with the

Commission on August 8, 1996, as amended by the Company's Quarterly Report on Form 10-Q/A filed with the Commission on August 9, 1996;

              (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed with the Commission on November 12, 1996;

               (v) The Company's Current Report on Form 8-K, dated January 23, 1996, filed with the Commission on February 7, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on April 2, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on July 3, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on July 9, 1996;

              (vi) The Company's Current Report on Form 8-K, dated October 1, 1996, filed with the Commission on October 15, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on December 12, 1996, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on February 7, 1997, as amended by the Company's Current Report on Form 8-K/A filed with the Commission on February 26, 1997;

             (vii) The Company's registration statement on Form S-8 (File No. 333-15359) dated November 1, 1996;

            (viii) The Company's registration statement on Form S-3 (File No. 333-16661) dated November 22, 1996, Amendments No. 1 and 2 thereto filed with the Commission on February 10, 1997 and February 12, 1997, respectively, and the final form of prospectus constituting Part I of such registration statement; and

              (ix) The Company's registration statement (File No. 333-21777) dated February 13, 1997.

          The SEC Reports and Filings include all filings required to be made by the Company since January 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act), and the Exchange Act of 1934, as amended (the "Exchange Act"), and any rules and regulations promulgated thereunder. The SEC Reports and Filings, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of the SEC Reports and Filings, at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Company has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on The NASDAQ Stock Market under all currently effective and, to the Company's knowledge, currently proposed inclusion requirements. Each balance sheet included in the SEC Reports and Filings (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the other financial statements included in the SEC Reports and Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of Company and its Subsidiaries for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein).

           3.3  Financial Statements
                --------------------

           The audited consolidated balance sheet of the Company as at December 31, 1995 and the unaudited consolidated balance sheet of the Company as at September 30, 1996 fairly present in all material respects the consolidated financial position of the Company as at the dates thereof, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996 fairly present the results of operations of the Company and its subsidiaries for the respective periods indicated (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein). All such financial statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except as otherwise stated therein.

           3.4  Capitalization
                --------------

           (a) As of the date hereof, the Company has authorized 100,000,000 shares of Common Stock, of which 10,501,850 shares were issued and outstanding as of the close of business on March 4, 1997, and 10,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of March 4, 1997.

           (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights.

           (c) Except pursuant to the Rights Offering (as defined herein), there are no shares of Common Stock issuable upon exercise or conversion of any security of the Company nor any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Common Stock. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. No shareholders have registration rights with respect to their shares.

           3.5  Corporate Proceedings, etc.
                --------------------------

           The Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby (the "Related Transactions"). No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance of this Agreement or the transactions contemplated hereby (other than various actions to be taken in connection with the Rights Offering (as defined herein) and the transactions contemplated by Section 10 hereof), and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

           3.6  Consents and Approvals
                ----------------------

           The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby (other than the Rights Offering (as defined herein) and the matters contemplated by Section 10 hereof) do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

           3.7  Absence of Defaults, Conflicts, etc.
                -----------------------------------

           The execution and delivery of this Agreement do not, and the fulfillment of the terms hereof by the Company, and the issuance of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company (collectively the "Key Agreements and Instruments"), or the Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company, or any rule or regulation of any court or federal or state regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time, would constitute a default under any such Key Agreements and Instruments or in any material license, permit or authorization to which the Company is a party or by which it may be bound.

           3.8  Compliance with Law
                -------------------

           (a) The Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation, laws or regulations relating to the environment or to occupational health and safety which violation would or might materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company.

           (b) The Company has all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, which if violated or not obtained would or be reasonably likely to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has not finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

           3.9  Pending Actions
                ---------------

           There is no action, suit, investigation or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of this Agreement, the Related Transactions, the issuance or validity of the Shares or any action taken or to be taken pursuant hereto or thereto, or which is reasonably likely to result in any material adverse change in the business or financial condition of the Company and its subsidiaries, taken as a whole, nor has the Company been notified that either it or any of its officers, directors or affiliates is the subject of any investigation or inquiry, informal or otherwise, conducted by the SEC or NASDAQ and the Company is not in default with respect to any judgment, order, writ, injunction, decree, or award having applicability to it or its business or properties, other than any such defaults which would not have a material adverse effect on the business or financial position of the Company and its subsidiaries, taken as a whole.

           3.10 Private Offering
                ----------------

           Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investor set forth in
Section 4, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

           3.11  Brokerage
                 ---------

           There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company.

           3.12  Material Facts
                 --------------

           This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investor, including the SEC Reports and Filings, through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
           ----------------------------------------------

           The Investor represents and warrants to the Company as follows:

           (a) It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

           (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

           (c) The Investor is a business trust, validly formed and existing under the laws of the State of Massachusetts.

           (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

           (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor.

           (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby and the business and financial condition of the Company.

           (g) It is an "accredited investor" as such term is defined in Rule 501 under the Securities Act and is a Qualified Institutional Buyer as defined under Rule 144A of the Securities Act.

           (h) The Investor (a) acknowledges that the Shares are not registered under the Securities Act or under any state securities laws and that the Shares to be acquired by it must be held indefinitely by it unless they are subsequently registered under the Securities Act and under any applicable state securities laws or an exemption from registration is available, (b) is aware that any routine sales pursuant to Rule 144 promulgated under the Securities Act of the Shares may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required,
(c) is aware that Rule 144 is not presently available for use by the Investor for resale of the Shares and (d) is aware that, except as provided in Section 10 of this Agreement, the Company is not obligated to register under the Securities Act any sale, transfer or other disposition of the Shares.


SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES
           -----------------------------------

           5.1  Resale of Securities
                --------------------

           (a) The Investor covenants that it will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act or unless it delivers to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that the sale or transfer qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

           (b) The certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

           "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

           5.2  Covenants Pending Closing
                -------------------------

           Until the Closing, the Company will not, without the Investor's prior written consent, take any action which would result in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of rendering any of such covenants incapable of performance.

           5.3  Further Assurance
                -----------------

           Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing and the Post-Closing Conditions as promptly as practicable.


SECTION 6. INVESTOR'S CLOSING CONDITIONS
           -----------------------------

           The obligation of the Investor to purchase and pay for the Shares on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

           6.1  No Material Adverse Change
                --------------------------

           There shall not have occurred any event which has resulted in or is likely to result in a material adverse change in the condition (financial or otherwise), business, operations, assets, properties, financial results or prospects of the Company.

           6.2  Representations and Warranties
                ------------------------------

           The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date, except (i) as otherwise affected by the transactions contemplated hereby or (ii) the Rights Offering.

           6.3  Compliance with Agreement
                -------------------------

           The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

           6.4  Officer's Certificate
                ---------------------

           The Investor shall have received a certificate, dated the Closing Date, signed by the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 6.1, 6.2 and 6.3 hereof have been fulfilled.

           6.5  Approval of Proceedings
                -----------------------

           All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investor and its counsel; and the Investor shall have received copies of all documents or other evidence which they and such counsel may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investor and its counsel.

           6.6  Injunction
                ----------

           There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

           6.7  Opinion
                -------

           The Investor shall receive an opinion of counsel to the Company, Battle Fowler LLP, substantially in the form of Exhibit 6.7 hereto.


SECTION 7. COMPANY'S POST-CLOSING CONDITIONS
           ---------------------------------

           7.1  Closing of Related Transactions
                -------------------------------

           The Company shall have: (i) on or before March 15, 1997 commenced the currently contemplated rights offering at a price of $14.00 per share (the "Rights Offering"); and (ii) on or before April 15, 1997 consummated the sale of an aggregate of no less than 1,071,428 shares of Common Stock to Chartwell Leisure Associates L.P. II and FSNL LLC at a price of no less than $14.00 per share (collectively, the "Post-Closing Conditions").

           7.2  Sale Right
                ----------

           In the event that each of the Post-Closing Conditions are not met on or before April 15, 1997 (the "Section 7.2 Exercise Date"), the Investor will have the right to sell the Shares purchased herein to the Company by notifying the Company in writing (the "Notice") of its intention to sell Shares back to the Company and the Company shall be required to repurchase such Shares at a price of $14.00 per share plus interest accrued in the Segregated Account from the Investor within two (2) Business Days of receipt of such Notice. The Investor may elect to exercise such right by notifying the Company in writing of its intention to sell such Shares to the Company. The Closing of such sale and purchase shall take place at 10:00 a.m. at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, within two (2) Business Days of receipt of such Notice. The Company shall pay the purchase price in immediately available funds against delivery of such Shares and such certificates representing the Shares shall be duly endorsed to the Company or accompanied by duly executed stock power naming the Company as transferee. The Investor's right to sell the Shares back to the Company pursuant to this Section
7.2 shall expire on May 30, 1997, after which date the Company shall no longer be obligated to repurchase the Shares.

           7.3  Officer's Certificate
                ---------------------

           The Investor shall have received a certificate signed by the Chief Financial Officer of the Company, certifying that the conditions specified in
Section 7.1 hereof have been fulfilled.


SECTION 8. COMPANY'S CLOSING CONDITIONS
           ----------------------------

           The obligation of the Company to issue and deliver the Shares on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

           8.1  Representations and Warranties
                ------------------------------

           The representations and warranties of the Investor contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

           8.2  Compliance with Agreement
                -------------------------

           The Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

           8.3  Investor Certificate
                --------------------

           The Company shall have received a certificate from the Investor, dated the Closing Date, signed by a duly authorized representative of the Investor, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

           8.4  Injunction
                ----------

           There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

SECTION 9.  COVENANTS
            ---------

            9.1  Financial and Business Information
                 ----------------------------------

            From and after the date hereof, the Company shall deliver to the Investor so long as the Investor collectively holds beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 50% of the Shares being purchased by the Investor on the date hereof:

            (a)  Quarterly Statements - as soon as practical, and in any event
                 --------------------
within 50 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the Company's Quarterly Report on Form 10-Q for such quarter or, if the Company is not required to file such a report with the SEC, an unaudited consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Company and any subsidiaries as at the close of such quarter and covering operations for such quarter, and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP consistently applied, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

            (b)  Annual Statements - as soon as practical after the end of each
                 -----------------
fiscal year of the Company, and in any event within 105 days thereafter, a copy of the Company's Annual Report on Form 10-K for such year or, if the Company is not required to file such a report with the SEC duplicate copies of:

               (i) consolidated balance sheets of the Company and any subsidiaries at the end of such year; and

              (ii) consolidated statements of operations, stockholders, equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

            (c)  Other Reports - promptly upon their becoming available, one
                 -------------
copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally;

            (d)  Requested Information - with reasonable promptness, the Company
                 ---------------------
shall furnish the Investor with such other data and information as from time to time may be reasonably requested.

            (e)  Access to Data - The Investor shall be allowed reasonable
                 --------------
access to the Company's records, financial data and facilities and it shall have the opportunity to discuss the Company's business, management and financial affairs with the Company's Chief Executive Officer, its Chief Financial Officer and its Treasurer/Controller on a reasonable basis. The Investor shall also have the right to ask questions of the Company's officers on a reasonable basis and the Investor shall have the right to receive answers to its satisfaction. As to so much of the information and other material furnished pursuant to this subsection as constitutes or contains confidential business, financial or other information of the Company or any subsidiary and which is marked "Confidential" or which the Investor is notified is confidential, the Investor, covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this Section 9.1(e), "due care" means at least the same level of care that the Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.


SECTION 10. REGISTRATION RIGHTS
            -------------------

            The Investor shall have the following registration rights with respect to the Shares purchased by it pursuant to this Agreement:

            10.1 Required Registration
                 ---------------------

            The Company agrees to register the Shares purchased hereunder pursuant to a registration statement on Form S-3. The Company undertakes to file a registration statement on Form S-3 covering resale of the Shares (the "Shelf Registration") and to use its best efforts to cause such registration statement to become effective within ninety (90) days of Closing. The Company shall maintain the effectiveness of the Shelf Registration until such time as the Investor has sold all of its Shares or is able to sell its Shares under Rule 144 of the Securities Act without limitation.

            10.2 Registration Procedures
                 -----------------------

            (a) With respect to the registration, qualification or compliance effected by the Company subject to this Section 10, the Company shall keep the Investor advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof. In addition, the Company shall at its own expense:

               (i) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration, qualification or compliance effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;

              (ii) update, correct, amend and supplement such registration, qualification or compliance as necessary;

             (iii) if such offering is to be underwritten, in whole or in part, enter into a written agreement which is customary in form and substance and reasonably satisfactory to the managing underwriter and the registering Investor;

              (iv) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Investor may reasonably request from time to time;

               (v) register or qualify such Shares under such other securities or blue sky laws of such jurisdictions of the United States as the Investor may reasonably request to enable it to consummate the disposition in such jurisdiction of the Shares (provided that Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction) or otherwise take action that would subject it to general jurisdiction of the courts of any jurisdiction in which it is not so subject or (iii) subject itself to taxation in any jurisdiction where it is not subject.

              (vi) notify the Investor at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and at the request of the Investor, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

             (vii) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and obtain all necessary approvals from The NASDAQ Stock Market for trading thereon;

            (viii) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

              (ix) upon the sale of any Shares pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Shares; and

               (x) At any time when the registration statement effected pursuant to this Section 10 is effective, upon written notice from the Company to the Investor that the Company determines in the good faith judgment of the Board of Directors or a committee of the Board of Directors of the Company, with the advice of counsel, that the Investor's sale of the Shares pursuant to the registration statement would require disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company (an "Information Blackout"), the Investor shall suspend sales of the Shares pursuant to such registration statement until the earlier of: (X) the date upon which such material information is disclosed to the public or ceases to be material, or (Y) such time as the Company notifies the Investor that sales pursuant to such registration statement may be resumed, but in no event, in either case, later than 5 days after the date of such notice.

            (b) Notwithstanding anything herein to the contrary, except as required by law, all expenses incurred by the Company in complying with this
Section 10, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters and the fees and expenses of legal counsel to the Investor) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this
Section 10 shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale or disposition of the Shares incurred in connection with any registration of the Shares and all transfer taxes, if any, relating to the sale or disposition of the Shares by the Investor shall be borne by the Investor.

            10.3 Further Information
                 -------------------

            If the Shares owned by the Investor are included in the registration, the Investor shall furnish the Company such information regarding itself as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement and the Investor shall indemnify the Company with respect thereto in accordance with Section 10 hereof. The Investor hereby represents and warrants to the Company that it has accurately and completely provided the requested information, and the Investor agrees and acknowledges that the Company may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Company in writing to the contrary prior to such time.

SECTION 11. INDEMNIFICATION
            ---------------

            11.1 Indemnification Generally
                 -------------------------

            The Company, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

            11.2 Indemnification Relating to Registration Rights
                 -----------------------------------------------

            (a) With respect to any registration, qualification or compliance effected or to be effected pursuant to Section 10 of this Agreement, the Company shall indemnify the Investor, each of the Investor's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by the Investor (if any), and each Person who controls (within the meaning of the Securities Act) the Investor or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any the Investor or any such underwriter or Controlling Person concerning:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

              (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

             (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and subject to Section 11 below will reimburse each such Person entitled to indemnity under this Section 11 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation
--------  -------
shall not be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document.

            (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, the Investor shall indemnify the Issuer from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of the Company concerning:

               (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

              (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

             (iii) any violation by the Investor of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or the Investor or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company or the Investor, in each case, relating to any action or inaction required of the Investor in connection with any such registration, qualification or compliance, and subject to Section 11 below will reimburse the Company for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and
                          --------  -------  ----
reimbursement obligation of the Investor shall only be applicable to the extent that any such matter solely arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for use in such prospectus, offering circular or other document; and provided, further, however, that, the obligation of the Investor
              --------  -------  -------  ----
hereunder shall be limited to an amount equal to the proceeds to the Investor for the Shares sold as contemplated hereunder.

            11.3 Indemnification Procedures
                 --------------------------

            Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


SECTION 12. INTERPRETATION OF THIS AGREEMENT
            --------------------------------

            12.1 Terms Defined
                 -------------

            As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            Business Day:  shall mean a day other than a Saturday, Sunday or
            ------------
other day on which banks in the State of New York are not required or authorized to close.

            Closing:  shall mean the consummation of the purchase and sale of
            -------
the Shares described in Section 2(a).

            Common Stock:  shall have the meaning set forth in Section 1.
            ------------

            Exchange Act:  shall mean the Securities Exchange Act of 1934.
            ------------

            GAAP:  shall have the meaning set forth in Section 3.3.
            ----

            Governmental Authority:  any nation or government, any state or
            ----------------------
other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            Person:  shall mean an individual, partnership, corporation, trust
            ------
or unincorporated organization, and a government or agency or political subdivision thereof.

            Requirements of Law:  means as to any Person, the articles of
            -------------------
incorporation, bylaws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

            SEC:  shall mean the Securities and Exchange Commission.
            ---

            Securities Act:  shall mean the Securities Act of 1933, as amended.
            --------------

            Subsidiary:  shall mean a corporation of which a Person owns,
            ----------
directly or indirectly, more than 50% of the Voting Stock.

            Voting Stock:  shall mean securities of any class or classes of a
            ------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            12.2 Directly or Indirectly
                 ----------------------

            Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            12.3 Governing Law
                 -------------

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            12.4 Paragraph and Section Headings
                 ------------------------------

            The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.


SECTION 13. MISCELLANEOUS
            -------------

            13.1 Notices
                 -------

            (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or by overnight courier:

               (i) if to the Investor, at 767 Fifth Avenue, 24th Floor, New York, New York 10153, Attn: Linda S. Martinson, Esq., or at such other address as the Investor may have furnished the Company in writing, with a copy to Cliff Greenberg, 767 Fifth Avenue, 24th Floor, New York, New York 10153 or

              (ii) if to the Company, at 605 Third Avenue, New York, New York 10158, marked for the attention of the Chairman of the Board, or at such other address as it may have furnished in writing to the Investor with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022,
Attn: John N. Turitzin, Esq.

            (b) Any notice so addressed and mailed (i) by registered or certified mail shall be deemed to be given on the third Business Day after the date the same is so mailed or (ii) by courier shall be deemed to be given on the date on which such notice is received.

            13.2 Expenses
                 --------

            The Company shall pay the fees and expenses of the Investor, including the Investor's legal fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby and the enforcement of any of the Investor's rights hereunder.

            13.3 Survival
                 --------

            All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf.
All statements in any such certificate or other instrument shall constitute warranties and representation by the Company or the Investor, as the case may be, hereunder.

            13.4 Entire Agreement; Amendment and Waiver
                 --------------------------------------

            This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties. This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof between such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

            13.5 Counterparts
                 ------------

            This Agreement may be executed in one or more counterparts with the same effect as if the parties executing the counterparts had each executed one instrument as of the day and year first above written.

            13.6 Successors and Assigns
                 ----------------------

            This Agreement and all of the provisions hereof, including all of rights of the Investor hereunder, shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                       Very truly yours,

                                       CHARTWELL LEISURE INC.


                                       By:
                                          -----------------------------------
                                          Name:   Martin L. Edelman
                                          Title:  President

BARON ASSET FUND


By:
   ------------------------------
   Name:
   Title: